UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2014

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to KKR Equity Commitment

On February 10, 2013, Sentio Healthcare Properties, Inc. (the “Company”) and Sentio Healthcare Properties OP, L.P. (the “Operating Partnership,” and together with the Company, the “Sentio Parties”) entered various agreements with Sentinel RE Investment Holdings LP (the “Investor”), an affiliate of KKR & Co. L.P., for the purpose of obtaining up to a $150 million equity commitment to be used to finance future real estate acquisitions (such investment and the related agreements are referred to herein collectively as the “KKR Equity Commitment”). Information about the KKR Equity Commitment was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2013 (the “Prior 8-K”). Capitalized terms used but not defined herein will have the same meanings ascribed to such terms in the Prior 8-K which is hereby incorporated herein by reference.

On December 22, 2014, the Sentio Parties and the Investor entered into amendments to certain agreements entered in connection with the KKR Equity Commitment as discussed below.

Amendments to Securities Purchase Agreement

The Third Amendment Agreement between the Sentio Parties and the Investor (the “Third Amendment Agreement”) amended the Purchase Agreement to, among other changes, permit the Sentio Parties to utilize the KKR Equity Commitment to finance the origination and funding of non-recourse loans to third-party borrowers for the development, construction and leasing of health care properties (each a “Construction Loan”). Previously, the KKR Equity Commitment only contemplated the financing of real estate acquisitions.

Pursuant to the Third Amendment Agreement, the procedures for the delivery and review of a put exercise notice were revised to account for the potential financing by the Company, via the KKR Equity Commitment, of a Construction Loan. Under the Third Amendment Agreement, the Sentio Parties may deliver a put exercise notice related to a Construction Loan (a “Construction Loan Put Exercise”) which the Investor may then approve or disapprove in its discretion. If the Investor accepts the Construction Loan Put Exercise, the Investor is then committed to fund the full put exercise amount included in the related notice. However, the Investor shall fund the put exercise amount in installments (commencing on the closing of the Construction Loan Put Exercise) pursuant to a draw schedule provided by the Sentio Parties, which draw schedule the Sentio Parties may adjust by no more than 10% without further approval by the Investor. Notwithstanding the fact that at the closing of the Construction Loan Put Exercise the Investor will not contribute cash to the Partnership in the full put exercise amount, the Partnership will issue Series B Preferred Units to the Investor in an amount that reflects the full amount of the Construction Loan Put Exercise. In the event the Company experiences a liquidation event (as defined in the Investor Rights Agreement), the Investor is required to immediately advance to the Sentio Parties all Construction Loan Put Exercise amounts remaining to be funded. Finally, the term of the Purchase Agreement was revised to provide that if the draw schedule of a Construction Loan Put Exercise extends beyond the initially contemplated term of the Purchase Agreement, the Purchase Agreement shall continue, solely with respect to the obligation of the Investor to continue funding amounts under a Construction Loan Put Exercise and any rights and obligations of the Parties with respect thereto, beyond the initially contemplated term and shall terminate automatically on the date the unfunded amount of a Construction Loan Put Exercise equals zero dollars.

The Third Amendment also includes the following additional change and clarification. The Sentio Parties’ ability to deliver put exercise notices to the Investor was increased from four to six times per year. In addition, the Company may not pursue a sale of the assets or equity of the Partnership and the Company until the earlier of (i) March 1, 2016 or (ii) the date on which the Company or the Partnership, as applicable, has issued to the Investor $100,000 in aggregate liquidation preference amount of Series C Preferred Shares and $149,900,000 in aggregate liquidation preference amount of Series B Preferred Units.

Amendment to Second Amended and Restated Operating Partnership Agreement

The Company, HPC LP TRS, LLC and the Investor entered the First Amendment to the Second Amended and Restated Limited Partnership Agreement (the “Partnership Amendment”) to revise certain terms of the Series B Preferred Units included in the Amended Partnership Agreement to be consistent with the changes effected in the Third Amendment Agreement.

Pursuant to the Partnership Amendment, any Series B Preferred Units issued in connection with a Construction Loan Put Exercise related to the “Georgetown” transaction will receive cash distributions at a reduced annual rate equal to 6.0% in preference to any distributions paid to common units. In addition, in consideration of the fact that at any closing of a Construction Loan Put Exercise, the Partnership will issue Series B Preferred Units in the full amount of the exercise put amount committed by the Investor notwithstanding the fact that the Investor will contribute the cash to the Partnership in installments pursuant to a draw schedule as described above, the preferred return for a Construction Loan Put Exercise will be calculated based solely on the exercise put amount related to the Construction Loan Put Exercise that has been funded as opposed to the full amount of Series B Preferred Units outstanding. The Partnership Amendment further adjusts the “catch-up” return common stockholders must receive to a weighted average of 7.5% and 6.0% to account for the different rate of return on any Series B Preferred Units issued in connection with a Construction Loan Put Exercise for the Georgetown transaction.

The Partnership Amendment also permits the Partnership to engage in a sale of the assets or equity of the Partnership without the consent of the Investor, which would otherwise be required under the Amended Partnership Agreement, provided the following conditions are met: (i) the sale is cash only, and (ii) the Company or the Partnership, as applicable, has issued to the Investor $100,000 in aggregate liquidation preference amount of Series C Preferred Shares and $149,900,000 in aggregate liquidation preference amount of Series B Preferred Units. Finally, the Partnership Amendment requires prior Investor approval for any material changes to the transaction documents related to the Georgetown transaction.

Amendment to Investor Rights Agreement

The Sentio Parties and the Investor entered the First Amendment to Investor Rights Agreement to amend the Investor Rights Agreement to permit the Company to engage in a sale of the assets or equity of the Partnership and the Company without the consent of the Investor, which would otherwise required under the Investor Rights Agreement, provided the following conditions are met: (i) the sale is cash only, and (ii) the Company or the Partnership, as applicable, has issued to the Investor $100,000 in aggregate liquidation preference amount of Series C Preferred Shares and $149,900,000 in aggregate liquidation preference amount of Series B Preferred Units.

The foregoing summary descriptions of the Third Amendment Agreement, the Partnership Amendment and the First Amendment to Investor Rights Agreement are qualified in their entirety by reference to the definitive agreements, copies of which are filed herewith as Exhibits 3.1, 10.1 and 10.2.

Renewal of Advisory Agreement

On December 22, 2014, the Company entered a renewal agreement with Sentio Investments, LLC (the “Advisor”) to renew the advisory agreement dated as of January 1, 2013 (the “Advisory Agreement”) for an additional one-year term to commence on January 1, 2015. The current term expires December 31, 2014. The provisions of the Advisory Agreement as renewed are unchanged except to the extent such provisions were previously amended in accordance with the Transition to Internal Management Agreement dated February 10, 2013 and amended on April 8, 2014 by and among the Sentio Parties, the Advisor and the Investor (the “Transition Agreement”). A description of the material terms of the Transition Agreement was previously provided in the Prior 8-K and in the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2014.

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for managing, operating, directing and supervising the operation of the Company and its assets. Generally, the Advisor will be responsible for providing the Company with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, and (iii) stockholder services.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	First Amendment to the Second Amended and Restated Limited Partnership Agreement
10.1	Third Amendment Agreement
10.2	First Amendment to Investor Rights Agreement
10.3	Renewal Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: December 30, 2014	By:	/s/ Sharon C. Kaiser
Sharon Kaiser
Chief Financial Officer